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                                 EXHIBIT 21.1
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                            Listing of Subsidiaries


Access Health Marketing, Inc.
Access Health Marketing Systems, Inc.
Access Health Information, Inc.
Informed Access Systems, Inc.
Clinical Reference Systems, Ltd.